As filed with the Securities and Exchange Commission on April 2, 1998

                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               ----------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SOFTWARE AG SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                         54-1167173
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)



                          11190 Sunrise Valley Drive
                              Reston, VA  20191
         -------------------------------------------------------------
         (Address, including zip code, of principal executive offices)

            Software AG Systems, Inc. Employee Stock Purchase Plan
            ------------------------------------------------------
                           (Full title of the plan)

                                 James H. Daly
                 Vice President, Secretary and General Counsel
                          11190 Sunrise Valley Drive
                               Reston, VA  20191
                                (703) 860-5050
                   (Name, address, including zip code, and
          telephone number including area code, of agent for service)

                                   Copy to:
                              Robert B. Ott, Esq.
                                Arnold & Porter
                           555 Twelfth Street, N.W.
                            Washington, D.C.  20004
                                (202) 942-5008

                             ---------------------

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------
                                          Proposed          Proposed         Amount
                            Amount        Maximum           Maximum            of
Title of Securities         to be      Offering Price      Aggregate      Registration
to be Registered          Registered   Per Unit(1)(2)   Offering Price(2)     Fee
--------------------------------------------------------------------------------------
Common Stock,
$.01 par value per share   1,500,000      $24.4375         $36,656,250       $10,814
--------------------------------------------------------------------------------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on March 30, 1998 on the New York Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

        The following documents filed by Software AG Systems, Inc. (the "Registrant" or "Company") (File No. 001-13609) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed by the Company with the Commission on March 30, 1998.

        (b) The Current Report on Form 8-K as filed by the Company with the Commission on January 21, 1998.

        (c) The description of the common stock of the Company, par value $.01 per share (the "Common Stock"), contained in a registration statement on Form 8-A filed by the Registrant on November 14, 1997, and any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

        Arnold & Porter has delivered its legal opinion to the effect that the issuance and sale of the Common Stock offered hereby have been duly authorized by the Company and that, when issued in accordance with the terms of the Company's Employee Stock Purchase Plan, such Common Stock will be validly issued, fully paid and nonassessable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

        Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director or officer of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines, that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses (including attorneys' fees), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case that indemnification is proper as determined by (1) majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

        The Company 's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and its Second Amended and Restated Bylaws (the "Bylaws") provide for indemnification of its officers and directors to the fullest extent permitted under the DGCL.

        As authorized by the DGCL, the Company's Certificate of Incorporation limits the liability of directors of the Corporation for monetary damages. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision of the Certificate of Incorporation applies to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as a director, and does not apply to officers of the Company who are not directors. This provision will not alter the liability of directors under federal securities laws.

        The Company has purchased an insurance policy which purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

        The foregoing descriptions are general summaries only. Reference is made to the full text of the Company's Certificate of Incorporation and its Bylaws, both filed with the Commission on September 26, 1997 as part of the Registration Statement on Form S-1 (File No. 333-36567), which are incorporated herein by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

        Not applicable.


ITEM 8.  EXHIBITS
         --------

        The exhibits listed on the Exhibit Index on page II-8 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 9.  UNDERTAKINGS
         ------------

The Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act.

           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that the undertakings set forth in paragraphs 1(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on April 2, 1998.

                                SOFTWARE AG SYSTEMS, INC.

                              By:           /s/ DANIEL F. GILLIS
                                 -----------------------------------------------
                                                Daniel F. Gillis
                                 Director, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 2, 1998.

                              By:           /s/ DANIEL F. GILLIS
                                 -----------------------------------------------
                                                Daniel F. Gillis
                                 Director, President and Chief Executive Officer
                                           (Principal Executive Officer)

                              By:           /s/ HARRY K. MCCREERY
                                 -----------------------------------------------
                                                Harry K. McCreery
                                           Vice President, Treasurer,
                                           and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                              By:                        *
                                 -----------------------------------------------
                                                Carl J. Rickertsen
                                       Chairman of the Board of Directors

                              By:                        *
                                 -----------------------------------------------
                                                Dr. Erwin Koenigs
                                                      Director

                              By:                        *
                                 -----------------------------------------------
                                                Edward E. Lucente
                                                      Director

                              By:                        *
                                 -----------------------------------------------
                                                Dr. Paul G. Stern
                                                      Director

                              By:                        *
                                 -----------------------------------------------
                                                Dr. Philip S. Dauber
                                                      Director

* By:           /s/ HARRY K. MCCREERY
     -----------------------------------------------
                    Harry K. McCreery
                    Attorney-In-Fact

                               INDEX TO EXHIBITS
                               -----------------

Exhibit 4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-36567) filed on September 26, 1997).

Exhibit 4.2 Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-36567) filed on September 26, 1997).

Exhibit 4.3 Specimen Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4 of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-36567) filed on November 17, 1997.)

Exhibit 4.4 Software AG Systems, Inc. Employee Stock Purchase Plan, filed herewith.

Exhibit 5       Opinion of Arnold & Porter, filed herewith.


Exhibit 23.1    Consent of Arnold & Porter (included in its opinion filed as
                Exhibit 5).

Exhibit 23.2    Consent of KPMG Peat Marwick LLP, filed herewith.

Exhibit 24      Powers of Attorney, filed herewith.